UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 23, 2012

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On February 23, 2012, Quanex Building Products Corporation (the “Company”) held its 2012 Annual Stockholder Meeting (the “Annual Meeting”), pursuant to notice and proxy mailed on January 23, 2012, to the Company’s stockholders of record as of January 6, 2012. There were 36,755,713 shares of common stock entitled to vote at the meeting, and a total of 35,156,995 shares were represented at the meeting in person or by proxy.

At the Annual Meeting, two directors were elected, with the following tabulation of votes for each nominee:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes	Percent of Shares Cast in Favor (%)*
David D. Petratis	32,646,403	1,016,735	1,493,857	96.98
Robert R. Buck	33,607,124	56,014	1,493,857	99.83

*	Excludes Broker Non-Votes

In addition to the election of directors, stockholders at the Annual Meeting took the following actions:

•	Provided a non-binding advisory “say on pay” vote approving the Company’s executive compensation programs; and

•	Ratified the Audit Committee’s appointment of Deloitte and Touche LLP as the Company’s independent auditor.

The vote tabulation for each of these items is set forth below:

Proposal	Votes For	Votes Against	Abstain	Broker Non-Votes	Percent of Shares Cast in Favor (%)*
Advisory Vote to Approve Executive Compensation	32,712,657	897,215	53,265	1,493,857	97.18
Ratification of Company’s Independent Auditor	34,771,618	358,401	26,976	—	98.90

*	Excludes Broker Non-Votes

Item 8.01 Other Events.

On February 23, 2012, the Company issued the press release furnished herewith as Exhibit 99.1, announcing the Company’s declaration of a $0.04 cash dividend payable on March 30, 2012 to shareholders of record on March 15, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated February 23, 2012

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION (Registrant)

February 24, 2012 (Date)	/s/ KEVIN P. DELANEY Kevin P. Delaney Senior Vice President – General Counsel and Secretary

Exhibit Index

99.1	Press Release dated February 23, 2012